EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-179270, 333-170629, 333-187108, 333-194339, 333-200616, 333-203906, 333-206108, 333-209832 and 333-215523) and Form S-3 (No. 333-200008) of Inphi Corporation of our report dated March 1, 2017 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
San Jose, California
March 1, 2017